EXHIBIT A-3


              [FORM OF FACE OF BOND OF MTN SERIES]


No. R-

$

Interest Rate Per Anum        %               Annual Regular Redemption
(See addendum attached hereto) ______              Percentage Reduction:  %

Maturity Date:                                Initial Regular Redemption
                                                   Date:
Original Issue Date:
                                              Optional Repayment Dates:
Interest Payment Dates:        1

                 and                1
                                              Minimum Optional Repayment
Initial Interest Payment Date:           1         Amount: $

Authorized Denomination: $                    Special Redemption Permitted at
                                                   Special Redemption Price:
Authorized Integrals: $

Initial Regular Redemption
          Percentage:         %


                  GULF STATES UTILITIES COMPANY

          FIRST MORTGAGE BOND, MEDIUM TERM NOTE SERIES
                    SUBSERIES _______________


       GULF STATES UTILITIES COMPANY, a Texas corporation (hereinafter sometimes called the "Company"), for value received,
hereby promises to pay to                                   ,  or
registered assigns,                      Dollars on the  Maturity
Date, and to pay interest thereon from the Original Issue Date at the Interest Rate Per Annum, semiannually on the Interest Payment Dates commencing on the Initial Interest payment Date, until payment of the principal hereof. The interest so payable on any Interest Payment Date will be paid to the person in whose name this bond is registered at the close of business on the tenth day next preceding such Interest Payment Date, or, if such day is not a business day, the business day next preceding such day, unless the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whode name this bond is registered on the date of payment of such defaulted interest.

     Both principal and interest on this bond will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee under the Indenture

      Payment of interest on any Interest Payment Date other than the Maturity Date (or any Redemption Date or any Optional Repayment Date, each as defined on the reverse side hereof) may be made by check mailed to the addr s of the person entitled there as such address shall appear in the bond register; provided that a person holding $10,000,000 or more in aggregate principal amount of bonds having the same Interest Payment Date (whether having identical or different terms and provisions) will be entitled to receive payments of interest by wire transfer of immediately available funds if appropriate written wire transfer instructions have been received by the Company and the Trustee not less than thirty days prior to the applicable Interest Payment Date.

      This Bond shall not become valid or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

      The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposs have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, Gulf States Utilities Company has caused these presents to be executed in its corporate name, by facsimile signature or manually, by its Chairman of the Board of Directors, its President or one of its Vice Presidents and by its Treasurer or an Assistant Treasurer under its corporate seal or a facsimile thereof, all as of


                                 GULF STATES UTILITIES COMPANY


                                 By

                                   Chairman of the Board of Directors


By
        Treasurer

           (FORM OF REVERSE OF BOND OF THE MTN SERIES)

                  GULF STATES UTILITIES COMPANY

          FIRST MORTGAGE BOND, MEDIUM TERM NOTE SERIES
                           SUB-SERIES

                           (Continued)

      This bond is one of the bonds, of the above designated series, of an authorized issue of bonds of the Company, known as First Mortgage Bonds, issued or issuable in one or more series under and equally secured (except in so far as any sinking and/or improvement fund, maintenance and replacement fund or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series or, if applicable, sub-series of this series) by an Indenture of Mortgage dated September 1, 1926, as supplemented and modified by indentures supplemental thereto,
to  and including a [          ] Supplemental Indenture dated  as
of  [       ] to Chemlcal Bank as Trustee, to which Indenture  of
Mortgage, as so supplemented and modified, and all indentures supplemental thereto (herein sometimes called the Indenture) reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and exctent of the security, and the rights, duties and immunities thereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder.

     This bond will not be subject to any sinking fund.

      This bond may be subject to repayment at the option of the holder on the Optional Repayment Date(s), if any, indicated on the face hereof. If no Optional Repayment Date(s) are set forth on the face hereof, this bond may not be so repaid at the option of the holder hereof prior to the Maturity Date. On any Optional Repayment Date this bond shall be repayable in whole or in part in increments of the Authorized Denomination (provided that the amount to be repaid by the Company is equal to or greater than the Minimum Optional Repayment Amount indicated on the face hereof) at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this bond to be repaid in whole or in part at the option of the holder hereof, this bond must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Trustee at the address specified in such form or such address which the Company shall from time to time notify the holders of the bonds, not more than 60 nor less than 20 days prior to an Optional Repayment Date. Exercise of such repayment option by the holder hereof shall be irrevocable.

      This bond may be redeemed by the Company prior to the Maturity Date on any date on or after the Initial Regular Redemption Date, if any, indicated on the face hereof. If no Initial Regular Redemption Date is set forth on the face hereof, this bond may not be redeemed prior to the Maturity Date (except as may be permitted as provided in the second succeeding paragraph). On and after the Initial Regular Redemption Date, if any, this bond may be redeemed at any time in whole or from time to time in part in an Authorized Denomination or in Authorized Integrals at the option of the Company at the applicable Regular Redemption Price (as defined below) together with interest thereon payable to the date of such redemption. Any date on which Bonds are to be redeemed is herein called a "Redemption Date".

      The "Regular Redemption Price" shall initially be the Initial Regular Redemption Percentage, shown on the face hereof, of the principal amount of this bond to be redeemed and shall decline at each anniversary of the Initial Regular Redemption Date, shown on the face hereof, by the Annual Regular Redemption Percentage Reduction, if any, shown on the face hereof, of the principal amount to be redeemcd until the Regular Redcmption Price is 100% of such principal amount.

      If so indicated on the face hereof, this bond is subject to redemption prior to maturity at any time or times as a whole or in part by the application of certain moneys held under the Indenture or in thc event of thc acquisition of not less than a majority of the outstanding common stock of the Company by a public body, agency, instrumentality or authority or nonprofit cooperative corporation or any nominee thereof and the election of the Company to redeem all of the bonds outstanding under the Indenture on a date within 12 months after such acquisition, upon payment of a "Special Redemption Price" equal to 100% of the principal amount of the bond or portion thereof redeemed, together in any case with interest accrued thereon to the Redemption Date.

      Any redemption of this bond provided for herein shall be made upon prior notice (which may be made subject to the deposit of the redemption moneys with the Trustee prior to the date designated for redemption) given not less than thirty days nor more than ninety days prior to the redemption date by first class mail, postage prepaid, to each registered owner of bonds of this series (or, if applicable, only the sub-series of which this bond is a part) at his address as the same shall appear on the bond register; all as more fully provided in the Indenture.

      If this bond or any portion thereof (in an Authorized Denomination or an Authorized Integral, each as set forth on the face hereof) is duly called for redemption and payment duly provided for as specified in the Indenture, this bond or such portion thereof shall cease to be entitled to the lien of the Indenture from and after the date payment is so provided for and shall cease to bear interest from and after the Redemption Date.

      In the event of the selection for redemption by the Company or prepayment by the Company at the option (if any) of the holder of a portion only of the principal of this bond, payment of the redemption price or prepayment amount will be made only (a) upon presentation of this bond for notation thereon of such payment of the portion of the principal of this bond so called for redemption, or (b) upon surrender of this bond in exchange for a bond or bonds of authorized denominations of the same series (or, if applicable, only of the sub-series of which this bond is a part) for the unredeemed balance of the principal amount of this bond.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent in principal amount of the bonds (exclusive of the bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty percent in principal amount of each series affectcd, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds; provided, however, that no such modification or alteration shall be made without the written approval or consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (c) reduce the percentage of the principal amount of the bonds upon the approval or consent of the holders of which modifications or alterations may be made as aforesaid. The Fifty-seventh Supplemental Indenture also provides that, without the consent of the registered owner hereof, no supplemental indenture will (a) change the date or amount of or deny an optional repayment right, if any, (b) change the date for redemption or redemption price, if any, or (c) permit redemption, other than as provided in each case with respect to this bond upon original issuance.

      The original holders of all the bonds of this series (and, if applicable, sub-series of which this bond is a part) consented to the execution and delivery by the Company and Chemical Bank, Trustee, of a supplemental indenture to modify the Indenture, with such consent having been evidenced by the acceptance of this bond by the holder hereof upon original issuance, (i) to eliminate the requirement for a maintenance and replacement fund and all references and requirements relating thereto and (ii) to eliminate all requirements with respect to and all references to a minimum provision for depreciation. Such consent is binding upon all subsequent holders of all bonds of this series, and, if applicable, sub-series. Such modifications shall become effective if and when requisite consents have been obtained from holders of bonds of other series outstanding and a supplemental indenture effecting such modifications has been duly authorized and executed or on June 2, 2010, whichever occurs first.

       The  Company  and  the  Trustee  have  entered  into  a  [
]  Supplemental Indenture dated [        ], pursuant  to  Section
18.01 of the Indenture without the consent of the holders of outstanding Bonds modifying certain provisions of the Indenture with respect to the issuance of Bonds of this series and with respect to consent to modification of the Indenture by holders of Bonds of this serics.

      This bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of the charges provided for in the Indenture, and thereupon a new registered bond of the same series (and, if applicable, only of the same sub-series of which this bond is a part) of like principal amount will be issued to the transferee in exchange therefor.

      The registered owner of this bond at his option may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of bonds of the same series (and, if applicable, only of the same sub-series of which this bond is a part) but of other authorized denominations, upon payment, if the Company shall so require, of the charges provided for in the Indenture and subject to the terms and conditions therein set forth.

      If a default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series or sub-series, may in those cases, to the extent and under the conditions provided in the Indenture. waive certain defaults thereunder and the consequences of such defaults.

     No recourse shall be had for the payment of thc principal of or the interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, against any incorporator, shareholder, director or officer, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and offlcers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and as provided in the Indenture.

     If no fixed Interest Rate Per Annum is stated on the face of this bond and reference to an addendum is indicated, the Interest Rate Per Annum shall be as stated in such addendum, and such addendum shall be a part of and incorporated as part of the terms and provisions of this bond for all purposes.

                    OPTION TO ELECT REPAYMENT

       The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this bond (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at
                              (Please print or typewrite name and
address of the undersigned).

      For this bond to be repaid, the Trustee must receive at the address indicated below, or at such other place of which the Company shall from time to time notify the holder of this bond, not more than 60 nor less than 20 days prior to an Optional Repayment Date, if any, shown on the face of this bond, this bond with this "Option to Elect Repayment" form duly completed.

     Such place, subject to further notification, is as follows:

                    Chemical Bank
                    Corporate Tellers Window
                    Room 234 -North Building
                    55 Water Street
                    New York, New York 10041
                    Attention: Tender Department

     The holder of this bond must also give notice to the Company of the holder's exercise of the option to elect repayment at the following address (subject to further notification) at the time notice of the exercise is given to the Trustee:

                    Gulf States Utilities Company
                    % Entergy Services, Inc.
                    639 Loyola Avenue
                    New Orleans, Louisiana 70113
                    Attention:  Treasurer

      The Trustee shall have no obligation to verify receipt of such notice by the Company.

      If less than the entire principal amount of this bond is to be repaid, specify the portion hereof (which shall be in increments of Authorized Integrals (but not less than the Minimum Optional Repayment Amount) which the holder elects to have repaid and specify the denomination or denominations (which must be in Authorized Denominations or Authorized Integrals) of the bonds to be issued to the holder for the portion of this bond not being repaid (in the absence of any such specification, one such bond will be issued for the portion not being repaid).


$                         NOTICE:  The  signature on this  Option
                          to   Elect  Repayment  must  correspond
Date with the name as written upon the face of this bond in every particular, without alteration or enlargement or any change whatsoever.